EXHIBIT 17.1



                                      PROXY

                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                        LANCASTER NEBRASKA TAX-FREE FUND
                                April ____, 1999


     The undersigned hereby appoints Thomas C. Smith and Colleen Avery, and each of them, proxies for the undersigned, with full power of substitution to represent the undersigned and to vote all the shares of Lancaster Nebraska Tax-Free Fund (the "Lancaster Fund") of SMITH HAYES Trust, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Lancaster Fund to be held on April ____, 1999 and at any adjournment thereof.

          o Proposal to approve or disapprove a reorganization of the Lancaster Fund providing for (i) the transfer of substantially all of the assets and liabilities of the Lancaster Fund to The Nebraska Municipal Fund ("NMF"), a separate series of Ranson Managed Portfolios, in exchange for shares of NMF (the "NMF Shares") of equivalent value, (ii) the pro rate distribution of those NMF Shares to the shareholders of the Lancaster Fund in full redemption of those shareholders' shares in the Lancaster Fund, and (iii) the immediate liquidation and termination of the Lancaster Fund, all as described in the accompanying Combined Proxy Statement/Prospectus.


[      ]   FOR        [      ]   AGAINST             [      ]  ABSTAIN

And, in their discretion, to transact any other business that may lawfully come before the meeting or any adjournment(s) thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU DIRECT ON THIS FORM. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                                      Dated:
                         _____________________________, 1999


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                                               Signature of Shareholder


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                                              Signature of Shareholder

When shares are registered jointly in the names of two or more persons. ALL must sign. Signature(s) must correspond exactly with the name(s) shown. Please, sign, date and return promptly in the enclosed envelope.